Exhibit 10.22

English Translation

SUPPLEMENTARY AGREEMENT

THIS SUPPLEMENTARY AGREEMENT is entered into by and among the following parties on December 30, 2010 in Guangzhou:

(1)   Guangzhou Yingzheng Information Technology Co., Ltd. (“Yingzheng”)

Contact person: Wang Yongchao

(2)   Party B: Guangzhou Yitongtianxia Software Development Co., Ltd. (“Yitong”)

Contact person: Liu Xieshu

(3) Wang Yongchao, citizen of the People’s Republic of China (“China”), identity card no.:         ;

(4) Zheng Feng, a citizen of China, identity card no.:         ;

(5) Liang De, a citizen of China, identity card no.:         ;

The Parties indicated in Item (3) through Item (5) above are collectively referred to as “Party C”; and the Parties in Item (1) through Item (5) above are collectively referred to as “Parties”.

WHEREAS,

1.              Party A, Party B, Party C and Shi Haiyan (Chinese citizen, identity card no.:         ) signed a Voting Proxy Agreement in Guangzhou on October 28, 2009.

2.              Shi Haiyan has transferred 12% shares of Yingzheng held by her to Wang Yongchao, and all rights and obligations of Shi Haiyan under the Voting Proxy Agreement are succeeded by Wang Yongchao.

The Parties hereby enter into the following terms and conditions supplementary to the Voting Proxy Agreement based on the principles of mutual benefit, mutual development, equality and free will, and after friendly negotiation of the Parties.

1. ADMINISTRATION EXPENSES

In accordance with the Voting Proxy Agreement, Party A’s shareholders delegate Yitong to administer and manage the business operations of Yingzheng.

It is agreed that, in consideration of the business management service provided by Yitong, Yingzheng shall pay an annual management fee to Yitong according to the following terms and conditions:

The total amount of the annual management fee shall be calculated according to the following formula: Annual management fee = Annual revenue of Yingzheng – Actual Operating Cost of Yingzheng – Other Costs Confirmed by Yingzheng (including but not limited to the annual technical service fee) – Total Taxes Paid by Yingzheng in the Year.

The total amount payable in the year shall be finally decided by Yitong depending on the business status of Yingzheng.

2. ADMINISTRATION SCOPE

In accordance with the Voting Proxy Agreement, Party A’s shareholders shall also authorize Yitong to operate and manage all assets and liabilities of Yingzheng existing upon execution of the Voting Proxy

Agreement.

It is agreed that, in consideration of the operation and management service provided by Yitong regarding such assets and liabilities, Yitong shall also have the right to receive a management fee in respect of the net assets of Yingzheng existing upon execution of the Voting Proxy Agreement. The total amount of the management fee payable by Yingzheng shall be finally decided by Yitong depending on the development of Yingzheng.

3. LIABILITIES FOR BREACH OF CONTRACT

1.              During the term of the Voting Proxy Agreement, if Party A or Party C fails to perform any obligation under the Voting Proxy Agreement, it/he/she shall pay to Party B the liquidated damages of RMB20 million. If Party B suffers damages and losses exceeding the liquidated damages due to such breach, it/he/she shall indemnify Party B against such damages and losses.

2.              Party A and Party C shall be jointly and severally liable for the liabilities for breach of contract mentioned above.

4. MISCELLANEOUS

1.              This Supplementary Agreement is made and executed in five counterparts, and shall become effective as of being duly signed and sealed. Each counterpart of this Supplementary Agreement shall have the same legal force.

2.              This Supplementary Agreement shall have the same legal effect as the Voting Proxy Agreement. In case of any conflict, this Supplementary Agreement shall prevail.

Guangzhou Yingzheng Information Technology Co., Ltd. (Company Seal) (affixed with company seal)

Legal Representative or Authorized Representative:	/s/ Wang Yongchao

Guangzhou Yitongtianxia Software Development Co., Ltd. (Company Seal) (affixed with company seal)

Legal Representative or Authorized Representative:	/s/ Wang Yongchao

Wang Yongchao:	/s/ Wang Yongchao

Zheng Feng:	/s/ Zheng Feng

Liang De:	/s/ Liang De